                                                                  EXHIBIT 10.28

                        [LOGO]     SYNTHETIC INDUSTRIES

                          INCENTIVE COMPENSATION PIAN

                             FISCAL YEAR 1994/1995



Administration:
         Compensation Committee of the Board of Directors.


Qualification to Participate:
         1.      Employment by participant throughout the fiscal year.
         2. Operating Profit must be 80% of Plan. If the planned profit objective;

                 a) is exceeded, then the bonus shall be raised by the ratio that actual profits are to plan, except that a maximum bonus shall not exceed 100% of base salary.

                 b) fails to be reached, but is at least 80% achieved, then the bonus shall be lowered by the ratio that actual profit is to planned profit. If profit falls below 80%, no bonus is earned or payable.


Definition:
         Operating Profit for the 1995/96 Plan is [financial target]



Compensation Amount:
         For achieving Planned Operating Profit: [compensation amount]



lc/jbf